                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                       JURISDICTION OF INCORPORATION
----                                       -----------------------------
TKT Canada Inc.                                         Canada
TKT Europe                                              Sweden
TKT Securities Corp.                                    Massachusetts
TKT UK Ltd.                                             United Kingdom
TKT Argentina SRL                                       Argentina
Eminent Biopharmaceutical Services, LLC                 Delaware

Each subsidiary, except Eminent Biopharmaceutical Services, LLC, is a wholly-owned subsidiary of the Registrant.